EXHIBIT A-17

No._______________
Cusip No.__________


               [FORM OF FACE OF SUBORDINATED DEBENTURE]

               MISSISSIPPI POWER & LIGHT COMPANY

                   __% SUBORDINATED DEBENTURE

     MISSISSIPPI POWER & LIGHT COMPANY, a corporation duly organized and existing under the laws of the State Mississippi (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of ____________________ Dollars on __________,____, and to pay interest on said principal sum from ________________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on __________, __________, _________ and
__________ of each year, commencing ______________, at the rate of ____% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue from _________ to the first Interest Payment Date, and thereafter will accrue, from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day 15 days preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of __________, the State of ______________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              MISSISSIPPI POWER & LIGHT COMPANY



                              By:_______________________________________

ATTEST:


____________________________


            [FORM OF CERTIFICATE OF AUTHENTICATION]

                 CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              _____________________, as Trustee



By:_______________________________________
                                        Authorized Signatory

          [FORM OF REVERSE OF SUBORDINATED DEBENTURE]


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ______________, (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and __________________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on ________________, creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

          *[The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after __________, ____ as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

          The Securities of this series will also be redeemable at the option of the Company if a Tax Event shall occur and be continuing, in whole or in part, at a redemption price plus accrued and unpaid distributions equal to 100% of the principal amount of the Debentures of the First Series then Outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice. "Tax Event" means any event or events as a result of which, there is more than an insubstantial risk that (i) the Trust is, or will be subject to United States federal income tax with respect to interest received on the Securities of this series, (ii) interest payable by the Company on the Securities of this series is not, or will not be, fully deductible for United States federal income tax purposes, or
(iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.]

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences or of the Securities of all series affected, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          The Company shall have the right at any time and from time to time during the term of the Securities of this series to extend the interest payment period to a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period"), and at the end of such Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the same rate as specified for the Securities of this series to the extent permitted by applicable law); provided, however, that during such Extended Interest Payment Period the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Securities of this series, or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the above requirements. No interest during the Extended Interest Payment Period, except at the end thereof, shall be due and payable. The Company shall give the Holder of this Security notice of its selection of such Extended Interest Payment Period as provided in the Indenture.

          The Securities of this series are issuable only in registered form without coupons in denominations of $__ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



_______________________________
*. These provisions are subject to change depending on the terms of the particular series of Securities being issued.